Exhibit 24

ANHEUSER-BUSCH COMPANIES, INC.

POWER OF ATTORNEY

Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), hereby appoints Patrick T. Stokes, W. Randolph Baker, JoBeth G. Brown and William J. Kimmins, Jr., and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the proposed registration under said Act pursuant to a Registration Statement on Form S-3 of the debt securities of the Company in a principal amount not to exceed $2,000,000,000 (this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed with the Securities and Exchange Commission in respect of said securities, and to any amendments to said proposed Registration Statement).

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of March 26, 2003.

/S/ PATRICK T. STOKES Patrick T. Stokes President and Chief Executive Officer and Director Principal Executive Officer)	/S/ W. RANDOLPH BAKER W. Randolph Baker Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ JOHN F. KELLY John F. Kelly Vice President and Controller (Principal Accounting Officer)	/S/ AUGUST A. BUSCH III August A. Busch III Chairman of the Board and Director

/S/ BERNARD A. EDISON Bernard A. Edison Director	/S/ CARLOS FERNANDEZ G. Carlos Fernandez G. Director

/S/ JOHN E. JACOB John E. Jacob Director	/S/ JAMES R. JONES James R. Jones Director

Charles F. Knight Director	/S/ VERNON R. LOUCKS, JR. Vernon R. Loucks, Jr Director

/S/ VILMA S. MARTINEZ Vilma S. Martinez Director	/S/ WILLIAM PORTER PAYNE William Porter Payne Director

/S/ JOYCE M. ROCHÉ Joyce M. Roché Director	/S/ HENRY HUGH SHELTON Henry Hugh Shelton Director

/S/ ANDREW C. TAYLOR Andrew C. Taylor Director	/S/ DOUGLAS A. WARNER III Douglas A. Warner III Director

/S/ EDWARD E. WHITACRE, JR. Edward E. Whitacre, Jr. Director